UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 30, 2024 (July 25, 2024)

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 73-391-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Exchange Agreement

On July 30, 2024, Viewbix Inc. (the “Company” or “Viewbix”), entered into a securities exchange agreement (the “Agreement”), with Metagramm Software Ltd., an Israeli company (“Metagramm”), pursuant to which Viewbix agreed to issue to the Metagramm 9.99% of its issued and outstanding capital stock on a pre-closing basis, in exchange for 19.99% of Metagramm’s issued and outstanding share capital on a pre-closing basis. The Company and Metagramm each determined that the anticipated synergy of the opposite party presented a mutual benefit, primarily through certain potential collaborative efforts in both R&D and sales and marketing. The parties anticipate to close the Agreement on the date of the Uplist (as defined below).

The Agreement contained customary representations, warranties and agreements by each of the Company and Metagramm. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and were subject to limitations agreed upon by the contracting parties.

The Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing descriptions of the terms of the Agreement are qualified in their entirety by reference to such exhibit.

Amendment to Second Credit Facility

On July 22, 2024, the Company reported in its Current Report on Form 8-K that on July 22, 2024, it entered into an amended and restated facility agreement (the “Second Facility Agreement”) for a $2.5 million credit facility (the “Second Facility Loan Amount” and the “Second Credit Facility”, respectively) with a certain lender (the “Second Facility Lender”) that amended and restated the prior facility agreement entered into on July 4, 2024 between the Company and the Second Facility Lender. On July 25, 2024, the Company and the Second Facility Lender entered into an amendment to the Second Facility Agreement (the “Second Amendment”) whereby the parties agreed to amend the term of the Second Credit Facility such that the Second Facility Loan Amount will remain available until the earlier of (a) such date that the Second Facility Loan Amount has been drawn down in full, (b) the thirty six (36) month anniversary of the date of the Second Amendment, or (c) upon such date that the Company complete a financing transaction in the amount of $2,000,000.

The Second Amendment is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing descriptions of the terms of the Agreement are qualified in their entirety by reference to such exhibit.

Item 2.03 Creation of a direct financial obligation or an obligations under an off-balance sheet arrangement.

On July 28, 2024, the Company entered into a third facility agreement, for a $3.0 million (the “Third Facility Loan Amount”) credit facility (the “Third Credit Facility”) with certain lenders (the “Third Facility Lenders” and the “Third Facility Agreement”, respectively).

The Third Facility Loan Amount will remain available until the earliest to occur (a) such date that the Third Facility Loan Amount has been drawn down in full, (b) the forty (40) month anniversary of the Third Facility Agreement, or (c) upon such date that the Company completes a $2.5 million fundraise (the “Third Facility Term”). In the event the Third Facility Term lapses, the Third Facility Loan Amount shall be repaid to the Third Facility Lenders immediately thereafter.

The Third Facility Agreement sets forth a drawdown schedule as follows: (i) an aggregate of $80,000 shall be drawn down immediately upon the effective date of the Third Facility Agreement, (ii) an aggregate of $80,000 shall be drawn down following the effectiveness of an uplisting of the Company’s shares to a national securities exchange (the “Uplist”), and (iii) an aggregate of $80,000 may be drawn down on a monthly basis thereafter until the Third Facility Loan Amount is exhausted.

The Third Credit Facility will accrue interest at a rate of 12% per annum (the “Third Facility Interest”). The Third Facility Interest accrued on the Third Facility Loan Amount upon the first anniversary of the Effective Date shall be repaid to the Third Facility Lenders in advance on the effective date of the Third Facility Agreement, in (i) shares of common stock at a conversion rate of $0.25 (on a pre-reverse stock split basis), for each U.S. dollar of Third Facility Interest accrued on the respective Third Facility Loan Amount (the “Third Facility Shares”), and (ii) a warrant to purchase a number of shares of common stock equal to the Third Facility Shares, in the form attached hereto as Exhibit 10.3 (the “Third Facility Warrant”). The Third Facility Warrant is exercisable upon issuance at an exercise price of $0.25 per share of common stock (on a pre-reverse stock split basis), subject to certain beneficial ownership limitations and price adjustments set forth therein, and will have a three-year term from the issuance date. As of the second year anniversary of the Third Credit Facility, and onward, Interest will be paid for each lapsed year in cash, for each drawdown actually utilized by the Borrower.

Immediately following the effectiveness of the Uplist, (i) $160,000 of the Third Facility Loan Amount will automatically convert into shares of common stock at a conversion rate equal to $0.25 per share of common stock (on a pre-reverse stock split basis) (the “Third Facility Convertible Stock”) and (ii) the Company will issue a Third Facility Warrant to purchase a number of shares of common stock equal to the Third Facility Convertible Stock with an exercise price of $0.25 per share (on a pre-reverse stock split basis), ((i) and (ii), collectively a “Third Facility Conversion Unit”. The remaining Third Facility Loan Amount outstanding and not converted following the Uplist shall remain available for the duration of the Third Facility Term, whereby, upon the lapse of the Third Facility Term, the utilized Third Facility Loan Amount shall be repaid to the Third Facility Lenders immediately thereafter.

In addition and in connection with the Third Credit Facility, the Company agreed to pay a certain Third Facility Lender a one-time fee consisting of 600,000 shares of common stock of the Company, on a pre-reverse stock split basis.

The Company undertook to file a registration statement with the Securities and Exchange Commission within thirty (30) days of the date of the Third Facility Agreement to register, inter alia, the resale by the Third Facility Lenders of shares of common stock underlying the Third Credit Facility, the Third Facility Warrants and the Third Facility Conversion Unit.

Copies of the Third Facility Agreement and the Third Facility Warrant are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to such exhibits.

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares of common stock or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Securities Convertible or Exercisable into Equity Securities.

The information regarding the issuance of securities set forth in Item 1.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of common stock described in this Item 3.02 of this Current Report on Form 8-K have been or will be issued in reliance upon the exemption from the registration requirements in Regulation S under the Securities Act.

Item 8.01 Other Events.

On July 30, 2024, the Company issued a press release titled “Viewbix to Acquire 19.99% Stake in AI and Natural Language Processing Grammar Company”. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Securities Exchange Agreement, by and between Viewbix Inc. and Metagramm Software Ltd., dated July 30, 2024
10.2	Second Amendment to Facility Agreement, dated July 25, 2024
10.3	Form of Facility Agreement, dated July 28, 2024
10.4	Form of Warrant
99.1	Press release issued by Viewbix Inc., titled “Viewbix to Acquire 19.99% Stake in AI and Natural Language Processing Grammar Company”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: July 30, 2024